Exhibit 10.1


                           FIFTH WAIVER AND AMENDMENT
                           --------------------------

     This FIFTH WAIVER AND AMENDMENT ("Amendment") is made effective the 1st day of October, 2009, by and between CDEX Inc., a Nevada corporation ("Company"), and GEMINI MASTER FUND, LTD., a Cayman Islands company ("Holder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, pursuant to that certain Securities Purchase Agreement ("Purchase Agreement") dated as of June 25, 2008 by and between the Company and the Holder, on or about such date the Company sold and issued to the Holder (i) a 12% Senior Convertible Note ("Note"), which Note is convertible into shares of common stock of the Company, $0.005 par value per share ("Common Stock"), and
(ii) a Common Stock Purchase Warrant to purchase up to 2,717,391 shares of Common Stock ("Warrant");

          WHEREAS, by agreements dated December 18, 2008 and February 1, May 1 and June 1, 2009, entitled Waiver and Amendment ("First Amendment"), Second Waiver and Amendment ("Second Amendment"), Third Waiver and Amendment ("Third Amendment"), and Fourth Waiver and Amendment ("Fourth Amendment"), respectively, the Transaction Documents were amended; capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, the Note, the Warrant, the First Amendment, the Second Amendment, the Third Amendment or the Fourth Amendment, as the case may be; and

          WHEREAS, the Company wishes to extend the Extended Waiver Period (as defined below) without the anti-dilution adjustments applying as set forth in the Transaction Documents in certain circumstances and to delay payments to Holder for interest and Monthly Redemption Amounts due on and from October 1, 2009 through and including January 31, 2010 under the Note and subsequent amendments until February 1, 2010.

          NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Subsequent Issuance Waivers--Common Stock Issuances. --Common Stock Issuances. Notwithstanding anything contained in the Transaction Documents, including the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, to the extent the Company sells and issues shares of Common Stock or warrants in one or more Common Stock Financings (as defined below) during the period from December 18, 2008 until February 1, 2010 ("Extended Waiver Period") for gross proceeds which do not exceed $800,000 in the aggregate, such issuances shall constitute "Exempt Issuances" under the Transaction Documents, provided that the Company hereby agrees that all issuances from Common Stock Financings raising in excess of such $800,000 shall not constitute "Exempt Issuances" under the Transaction Documents. For purposes hereof, "Common Stock Financing" means the sale and issuance of shares of Common Stock by the Company in a capital raising financing, provided that (a) the effective sale price per share of Common Stock shall equal at least $0.05, (b) the transaction shall not be a Variable Rate Transaction or MFN Transaction, and (c) the Company may issue to

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the purchasers thereof, in connection with any such financing, warrants to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock sold to such purchasers in such financing, provided that the effective exercise price per share of Common Stock under such warrants shall equal at least $0.10. For clarification, a Common Stock Financing may result from the sale and issuance of shares of Common Stock pursuant to the exercise of currently outstanding warrants following a reduction of the exercise price thereunder, provided that the provisions of the preceding sentence are satisfied.

     2. Monthly Redemptions. The Holder hereby agrees that the Company, at its option, may delay payment of the interest and Monthly Redemption Amounts which have not previously been paid or converted to Common Stock due on October 1, 2009 (including amounts which had been previously deferred until such date) through January 31, 2010 until February 1, 2010 (in which case on February 1, 2010 the Company shall pay all interest and all the Monthly Redemption Amounts due prior to such date and the payment due on February 1, 2010, i.e., a total of $742,869.35, consisting of $628,399.84 principal and $114,469.51 interest accruing under the Note from March 16, 2009 through February 1, 2010). The Holder at its option may at any time and from time to time convert any or all of said $742,869.35 in principal and interest under the Note into Common Stock of the Company at a conversion price equal to $0.05 per share. The Company shall give the Holder at least 5 days prior written notice of any early payment of any portion of such amount, in which case such amount elected to be prepaid shall be due and payable on such early payment date elected.

     3. Temporary Conversion Cap. Until June 23, 2010, the maximum number of shares into which the Note and Warrant are convertible and exercisable shall be 10,014,313 shares, provided that (1) such maximum number of shares may be applied all to the Note or to the Warrant or a combination thereof as may be determined by the Holder, and (2) any shares previously reserved for conversion and exercise of the Note and Warrant by the Company shall remain reserved for the Holder, and the Holder may use shares reserved for exercise of the Warrant for conversion of the Note instead or as it may otherwise determine, in each case in the sole discretion of the Holder. At all times on and after June 24, 2010, the Company shall cause there to exist, and reserve for issuance to the Holder, a number of authorized and unissued shares of Common Stock at least equal to 100% of the number of shares issuable to the Holder upon full conversion and exercise of the Note and Warrant in accordance with the terms thereof, without regard to any limitation contained therein on conversion, exercise, beneficial ownership or the limitation contained in the preceding sentence (which limitation shall terminate on June 23, 2010). If at any time on or after June 24, 2010 the Company fails to have a sufficient number of shares of Common Stock so reserved as required by the preceding sentence, then the Holder shall have the right to compel the Company to redeem the portion of the Note and/or Warrant held by the Holder which cannot be converted or exercised due to such failure, as may be elected by the Holder. The redemption price for any such portion of the Warrant redeemed under this subsection shall equal the value of the Warrant being redeemed as determined using the Black-Scholes Option Pricing Model via Bloomberg, and the redemption price under the Note shall be the Mandatory Default Amount. Without limiting the foregoing, such failure shall constitute an Event of Default under the Note.

     4. Rule 144. The Company acknowledges and agrees that, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended ("Securities Act"), the holding period for the shares of Common Stock issuable upon

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conversion or cashless exercise of, or otherwise pursuant to, the Note and/or
Warrant, shall have commenced on June 25, 2008 (the date of original issuance of the Note and the Warrant), notwithstanding this Amendment. Without limiting the foregoing, if at any time it is determined that such holding period does not relate back to such date, the Company will promptly cause the registration of all such underlying shares under the Securities Act (without regard to any beneficial ownership or issuance limitations contained in the Note and/or Warrant). In connection with any registration of shares of Common Stock pursuant to this Section, the Company and the Holder shall enter into a registration rights agreement containing customary and reasonable provisions regarding the registration of securities under the Securities Act.

     5. Disclosure. To the extent the transactions contemplated by this Amendment constitute material non-public information concerning the Company or are otherwise required to be publicly disclosed under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, the Company shall, within three (3) business days following the date hereof, issue a press release and/or Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby.

     6.   Miscellaneous.

            (a) Full Force and Effect. Except as otherwise expressly provided herein, each of the Purchase Agreement, the Note, the Warrant, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the other agreements and transactions contemplated thereby ("Transaction Documents") shall remain in full force and effect. Except for the waiver and modifications contained herein, this Amendment shall not in any way waive or prejudice any of the rights or obligations of the Holder or the Company under the Transaction Documents, under any law, in equity or otherwise, and such modifications shall not constitute a waiver or modification of any other provision of the Transaction Documents nor a waiver or modification of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Holder.

            (b) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

            (c) Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Amendment may be executed by facsimile or by email of a digital image format or portable document format of the signature page hereto.


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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed effective the date first written above.

                                    CDEX INC.

                                    By:
                                        ---------------------------------------
                                    Name:  Malcolm H. Philips, Jr.
                                    Title: CEO


                                    GEMINI MASTER FUND, LTD.
                                    By:    GEMINI STRATEGIES, LLC,
                                           as investment manager



                                           By:
                                               --------------------------------
                                           Name:  Steven Winters
                                           Title: President



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